                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               MODEM MEDIA, INC.
                               -----------------
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

[LOGO OF MODEM MEDIA]


                                          March 29, 2002

Dear Stockholder:

   We are pleased to invite you to attend Modem Media's annual meeting of stockholders at 9:30 a.m. on Thursday, May 2, 2002 at our corporate headquarters located at 230 East Avenue in Norwalk, Connecticut. We have enclosed with this proxy statement your proxy voting card, including directions to the meeting, and the company's 2001 annual report to stockholders for your review.

   Business scheduled for the meeting includes the election of directors and the ratification of the board of director's proposal for the appointment of our independent auditors for the fiscal year 2002. Information concerning these matters is included in the notice of annual meeting and proxy statement. At the meeting, we also plan to review our performance during 2001 and intend to answer any questions you may have about the company.

   Please complete your proxy card and return it promptly in the pre-paid, self-addressed envelope provided. This will enable us to vote your shares according to your instructions whether or not you plan to attend the meeting.

   If you are able to attend, admission to the meeting will be on a first-come, first-served basis and registration will begin at 9:00 a.m. If you are a "street name" holder, please bring a copy of a brokerage statement showing your stock ownership as of the record date.

Sincerely,

/s/ Marc.C Particelli                   /s/ G.M.O'Connell

MARC C. PARTICELLI                      G. M. O'CONNELL
Chief Executive Officer                 Chairman of the Board
and President

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             OF MODEM MEDIA, INC.

                                      on

                                  May 2, 2002

   At Modem Media's annual meeting of stockholders to be held at 9:30 a.m. on Thursday, May 2, 2002 at our corporate headquarters located at 230 East Avenue in Norwalk, Connecticut, the following business will be brought before our stockholders:

    (1)the election of nine directors: Messrs. Allen, Beeby, Hochhauser, Nelson, O'Connell, Particelli, Peppers, Weber and Zimmel each to serve until the next annual meeting of stockholders and until their successors are duly elected;

    (2)the ratification of the board of director's proposal for the appointment of Arthur Andersen LLP as our independent auditors for 2002; and

    (3)any other business properly brought before the annual meeting.

   Our board of directors recommends votes in favor of Items 1 and 2.

   Stockholders who were record holders at the close of business on March 21, 2002 may vote at the annual meeting or any adjournments thereof. Regardless of the number of shares you own, it is important that your shares be represented.

   This proxy statement, proxy card and 2001 annual report to stockholders are being distributed on or about March 29, 2002.

                                          By order of the board of directors,


                                          /s/ Sloane Levy

                                          SLOANE LEVY
                                          Senior Vice President,
                                          General Counsel, Human Resources
                                          and Corporate Secretary

   230 East Avenue
   Norwalk, Connecticut 06855
   March 29, 2002

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
     Q's and A's About the Meeting....................................   1

     Proposals to be Voted On.........................................   3

     Board of Directors...............................................   4
        Matters Related to the Solicitation of Directors..............   5
        Board Meetings Held...........................................   5
        Board Committees..............................................   5
        Director Compensation.........................................   6
        Compensation Committee Interlocks and Insider Participation...   6
        Certain Relationships and Related Transactions................   7

     Stock Ownership..................................................   8
        Section 16(a) Beneficial Ownership Reporting Compliance.......   9

     Stock Price Performance Graph....................................  10

     Executive Compensation...........................................  11
        Report of the Compensation Committee..........................  11
        Summary Compensation Table....................................  13
        Option Grants Table...........................................  15
        Option Exercises and Year-End Value Table.....................  16
        Ten-Year Option Repricings Table..............................  17
        Certain Benefit Plans.........................................  17
        Stock and Stock Option Plans..................................  17
        Employment Agreements.........................................  19
        Indebtedness of Management....................................  21

     Report of the Audit Committee....................................  21

     Additional Information...........................................  22




                           Q & A's ABOUT THE MEETING

Q: What will take place at the annual meeting?

A: At our annual meeting, you will vote on the business matters listed in the preceding notice of meeting, namely (1) the election of nine directors (Messrs. Allen, Beeby, Hochhauser, Nelson, O'Connell, Particelli, Peppers, Weber and Zimmel) and (2) the ratification of our board of director's proposal for the appointment of our independent auditors (Arthur Andersen
   LLP). Management will review the company's performance during 2001 and will answer your questions.

Q: Who can vote?

A: Stockholders who were record holders at the close of business on March 21, 2002 are entitled to vote their shares of our common stock held on that date. Each share of common stock outstanding on that date is entitled to one vote. As of March 21, 2002, there were outstanding and entitled to vote at the meeting 25,871,296 shares of our common stock.

Q: How can I vote if I cannot come to the meeting?

A: Whether or not you are able to attend the meeting, you may vote your shares by completing, signing and dating the accompanying proxy card and returning it in the prepaid envelope. If you do not mark any selections but return the signed card, your shares will be voted by your proxy (Frank Connolly, our Chief Financial Officer, and/or Sloane Levy, our Corporate Secretary) in favor of the two proposals. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your stock. If you attend the meeting, you may vote in person.

Q: Can I change my mind after voting?

A: Yes, you may revoke your proxy before the meeting by writing to our Corporate Secretary stating that you wish to revoke your proxy or by sending another executed proxy card, bearing a later date, to our Corporate Secretary. You also may revoke your proxy by attending the annual meeting and voting in person.

Q: Who will count the vote?

A: Representatives of Equiserve Trust Company, NA will tabulate the votes and act as inspectors of election.

Q: What constitutes a quorum for the meeting?

A: A quorum is the presence, in person or by proxy, of stockholders holding a majority of the voting power of the shares entitled to vote at the meeting. Abstentions and broker non-votes (which can occur if a "street name" holder does not provide his or her broker with voting instructions) are counted towards a quorum.

Q: How many votes are needed to approve the proposals?

A: Directors are elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of directors. This means, that assuming a quorum is present at the meeting, the nine director nominees receiving the highest number of all votes cast for directors will be elected. The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on the subject matter is needed to approve the second proposal. Therefore, abstentions effectively count as votes against the second proposal.

Q: Who is soliciting my vote and who pays the cost?

A: Our board of directors is soliciting your proxy. In addition, Georgeson
   Shareholder Communications, Inc. has been retained to assist us in the distribution of proxy materials and the solicitation of votes at an approximate cost of $6,500, excluding out-of-pocket expenses. Proxies also may be solicited personally, by mail, by telephone, or otherwise by our directors, officers and other employees, without additional compensation. We will pay the cost of preparing, assembling and mailing the proxy materials and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of Modem Media stock.

Q: When are stockholder proposals for the 2003 annual stockholder's meeting due?

A: If you wish to include a proposal (including the nomination of persons for election to the board of directors) in the proxy statement for the 2003 annual meeting, your proposal, in writing, must be received by our Corporate Secretary at our principal executive offices not earlier than January 2, 2003 and no later than February 1, 2003, assuming the date of the 2003 annual meeting is within 30 days of the 2002 annual meeting date. The proposal must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Delaware and our by-laws, otherwise the Chairman of the meeting may refuse to allow the proposal to be brought before the meeting.

Q: How can I get more information about Modem Media?

A: You can find more information about the company or request copies of Securities and Exchange Commission filings by visiting our web site at www.modemmedia.com.

                           PROPOSALS TO BE VOTED ON

Proposal # 1:  Election of Directors

   Our board of directors consists of nine directors each elected to serve until the next annual meeting and until their successors are duly appointed. Robert C. Allen, II, Robert H. Beeby, Richard M. Hochhauser, G. M. O'Connell, Bruce S. Nelson, Marc C. Particelli, Don Peppers, V. Larry Weber and Joseph R. Zimmel, all of whom are currently serving as directors, are nominated for election at the 2002 annual meeting to serve until the next annual meeting of stockholders and until their successors are duly elected. Biographical information for each of the nominees is provided on pages 4 and 5.

   If any director is unable to serve his or her full term, the board of directors may, by resolution, provide for a lesser number of directors or by a majority vote of the directors then in office may designate a substitute. Any director chosen by the board shall hold office for a term expiring at the next annual meeting.

   Our board of directors recommends that the stockholders vote for the election of the nominees to serve until the next annual meeting of stockholders and until their successor are duly elected. The affirmative vote of a plurality of the shares voting at the 2002 annual meeting of stockholders having voting power of the shares present, in person or by proxy, at the meeting is required for the election of each nominee for director. Unless otherwise specified, the proxies received will be voted for the election of the listed nominees.

Proposal # 2:  Ratification of Arthur Andersen LLP as Independent Auditors

   Our board of directors has appointed Arthur Andersen LLP as the independent auditors to examine our accounts for the 2002 fiscal year. Arthur Andersen LLP has audited our financial statements since 1995. In the opinion of our board of directors and management, Arthur Andersen LLP is well qualified to serve as our independent auditors. A member of Arthur Andersen LLP will be present at the annual meeting in order to have the opportunity to respond to questions and make a statement if they desire to do so.

   The Audit Committee has considered the litigation and regulatory investigations involving Arthur Andersen LLP. The Audit Committee concluded on March 25, 2002 that the ability of the current engagement team of Arthur Andersen LLP to perform services for us is not materially adversely effected. The Audit Committee will continue to review any developments and will advise the board of directors of any adverse changes to this ability. The board of directors in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interest of the company and its stockholders.

   Our board of directors recommends that stockholders vote for ratification of the appointment of Arthur Andersen LLP as our independent auditors for the 2002 fiscal year. In the event that ratification of our board of directors' selection of auditors is not approved by the affirmative vote of a majority of the voting power of the shares present, in person or by proxy, at the meeting, the selection of independent auditors will be reconsidered by our board of directors.

                              BOARD OF DIRECTORS

Robert C. Allen, II

   Mr. Allen, 34, is currently a Managing Director of ours, a position he has held since November 2001. Mr. Allen served as our President and Chief Operating Officer from November 1998 to November 2001. From October 1996 to November 1998, Mr. Allen was President of one of our divisions. From 1993 to October 1996, Mr. Allen served as a Managing Partner of Modem Media Advertising Limited Partnership ("Modem Media Partnership"). From 1989 to 1992, Mr. Allen was the Director of Business Development of the Modem Media Partnership.
Director since October 1996.

Robert H. Beeby

   Mr. Beeby, 70, is the retired President and Chief Executive Officer of Frito-Lay, Inc., a position he held from 1989 to 1991. Between 1984 and 1988, Mr. Beeby was the President and Chief Executive Officer of Pepsi-Cola International. Prior to 1984, Mr. Beeby held a number of senior management positions with Wilson Sporting Goods Company, Pepsi-Cola International and Frito-Lay, Inc. He is a member of the board of directors of Church & Dwight Co. and serves on its compensation committee.
Director since May 1999.

Richard M. Hochhauser

   Mr. Hochhauser, 57, is currently the President and Chief Operating Officer of Harte-Hanks, Inc., a position he has held since 1999. In addition, Mr. Hochhauser serves as President and Chief Executive Officer of Harte-Hanks Direct Marketing, a division of Harte-Hanks, Inc. Prior to 1999, he served as the Chief Operating Officer of Harte-Hanks, Inc. Between 1996 and 1998, Mr. Hochhauser was the Executive Vice President of Harte-Hanks, Inc. Mr. Hochhauser is a member of the board of directors of Harte-Hanks, Inc. and is a member of the Advisory Council, Center for Direct Marketing of New York University. Previously, Mr. Hochhauser was Chairman of the Board of the Direct Marketing Association.
Director since May 2001.

G. M. O'Connell

   Mr. O'Connell, 40, is currently our Chairman of the Board, a position he has held since November 1998. Mr. O'Connell served as our Chief Executive Officer from November 1998 to January 2001. From October 1996 to November 1998, Mr. O'Connell was our President and Chief Operating Officer. From 1987 to October 1996, Mr. O'Connell was a Managing Partner of Modem Media Advertising Limited Partnership, which he co-founded in 1987. Mr. O'Connell is a member of the board of directors of the Direct Marketing Association.
Director since October 1996.

Bruce S. Nelson

   Mr. Nelson, 50, is Executive Vice President, Chief Marketing Officer at The Interpublic Group of Companies, Inc. (together with its affiliates "IPG"), a position he has held since September 2000. From April 1998 to September 1999 Mr. Nelson was the Vice Chairman of Young & Rubicam. From 1979 to 1998 Mr. Nelson was an Executive Vice President of McCann-Erickson.
Director since October 2001.

Marc C. Particelli

   Mr. Particelli, 57, is currently our Chief Executive Officer, a position that he has held since January 2001 and our President, a position that he had held since November 2001. From 1997 to December 2000, Mr. Particelli was a partner and Managing Director of Oak Hill Capital Partners, L.P., an investment firm. Between 1994 and 1997, Mr. Particelli was a Managing Director of Odyssey Partners, L.P., an investment partnership.

From 1973 to 1994, Mr. Particelli held various positions with Booz Allen & Hamilton, Inc., a management and technology consulting firm. He is a member of the board of directors of EPIX Holding Corp.
Director since January 2001.

Don Peppers

   Mr. Peppers, 51, is a founder and partner of the Peppers and Rogers Group, a customer relationship management and consulting company. Prior to establishing the Peppers and Rogers Group in 1993, he was the Chief Executive Officer of Perkins/Butler Direct Marketing, a direct-market advertising agency. Mr. Peppers is a member of the board of directors of DoubleClick Inc. and is a member of the Advisory Boards of Internet Capital Group and E.piphany.
Director since May 1999.

V. Larry Weber

   Mr. Weber, 46, is currently Chairman and Chief Executive Officer of the Advanced Marketing Services group of IPG, a position he has held since 1996. In 1987, Mr. Weber founded The Weber Group, a public relations firm focused on Technology. IPG purchased the Weber Group in 1996. The group was later merged with Shandwick International's global organization and subsequently incorporated into the Advanced Marketing Services group of IPG.
Director since October 2001.

Joseph R. Zimmel

   Mr. Zimmel, 48, is an Advisory Director of the Goldman Sachs Group, a position he has held since December 2001. Previously, he was a Managing Director of the Communications, Media & Entertainment Group for the Americas in the Investment Banking Division at Goldman, Sachs & Co., a position he held from 1999 to 2001. Mr. Zimmel also served as as a Managing Director and the head of that group from 1992 to 1999. From 1988 to 1992, Mr. Zimmel served as a Managing Director in the firm's Mergers and Acquisitions Department.
Director since May 1999.

Matters Related to the Solicitation of Directors

   Under an agreement dated as of May 4, 1999, by and among us, True North Communications, Inc. ("True North"), G. M. O'Connell and Robert C. Allen, II, the parties agreed that (1) until True North no longer owns at least 10% of our outstanding capital stock, such parties would take all actions necessary in order to cause the election of at least one director designated by True North to our board of directors and (2) as long as Messrs. O'Connell and Allen each serves us as an executive officer, the parties to the agreement agreed to take all actions necessary in order to cause their election to our board of directors. On June 22, 2001, IPG acquired True North in a stock transaction that was accounted for under the pooling of interests method. As a result of this acquisition, IPG designated Messrs. Nelson and Weber for election to our board of directors.

   There are no family relationships among any of our directors or executive officers.

Board Meetings Held

   Our board of directors held ten meetings during 2001 and took action by written consent four times. Each director attended 75% or more of the total meetings of the board of directors and committees of which he was a member.

Board Committees

   Audit Committee. The audit committee makes such examinations as are necessary to monitor our consolidated financial reporting and the internal and external audits of the company and its subsidiaries. The audit committee reviews the adequacy and results of our system of internal accounting controls. The audit committee nominates the independent auditors and reviews the independent auditors proposed audit scope and approach as well as the results of the audit engagement. The audit committee provides to our board of directors such additional information and materials as it may deem necessary to make the board of directors aware of significant financial matters that require board attention. The audit committee was formed in May 1999 when our independent directors were elected and a charter was adopted. In October 2000, the committee reviewed and revised its charter. On October 31, 2000, the revised charter was unanimously approved and adopted by our board of directors. The members of the audit committee are Robert H. Beeby, Richard M. Hochhauser and Joseph R. Zimmel. Mr. Zimmel is its chairman. Each member is an independent director within the meaning of the National Association of Securities Dealers' listing standards. The audit committee met five times during 2001.

   Compensation Committee. The compensation committee reviews and makes recommendations to the full board of directors regarding the compensation policy for our executive officers and directors, the general compensation goals and guidelines for our employees and the criteria by which bonuses to our employees are determined. In addition, the compensation committee is responsible for reviewing and making recommendations to the board of directors regarding the adoption and/or amendment of compensation plans including our stock option and stock incentive plans. The members of the compensation committee are Robert H. Beeby and Don Peppers. Mr. Peppers is its chairman. The compensation committee met five times during 2001 and took action by written consent three times.

   Nominating Committee. In February 2001, our board established a nominating committee which is primarily responsible for reviewing qualifications of candidates for election by our stockholders to our board and of replacements and/or additional nominees to our board. The nominating committee does take into consideration stockholder nominees for election to the board of directors. Any stockholder who wishes to make a nomination may do so by writing to our Corporate Secretary at our principal executive offices. The members of the nominating committee are Robert H. Beeby and Joseph R. Zimmel. The nominating committee met twice during 2001 and took action by written consent one time.

Director Compensation

   Modem Media directors who are not also employees of ours, or employees or directors of IPG, receive options to acquire 17,500 shares of common stock when they join our board of directors. In addition, such outside directors receive options to acquire 5,000 shares of common stock for each year of service at the time of re-election. Each director who is not also an employee of ours or an employee or director of IPG is also paid $1,000 for each board or committee meeting. Upon the board's recommendation each director who is not also an employee of ours or an employee or a director of IPG received additional compensation for undertaking extra or unusual responsibilities for us, such as service on a special or adhoc committee. In November 2001, Messrs. Beeby and Zimmel each received options to acquire 4,000 shares of our common stock for their services in participating in the search and interview process for our CEO.

   On May 29, 2001, Messrs. Beeby, Peppers and Zimmel participated in our stock option exchange program pursuant to which they elected to cancel their previously granted options in exchange for an equal number of new options at a later date. On November 30, 2001, Messrs. Beeby, Peppers and Zimmel, each were granted options to acquire 35,000, 40,000 and 40,000 shares of common stock, respectively, in connection with such exchange offer. These options were fully vested upon grant. The exercise price of these replacement options was the fair market value on the date of grant.

Compensation Committee Interlocks and Insider Participation

   Neither of the members of the compensation committee of the board of directors is or has been an officer or employee of ours. Both members of the compensation committee participate in decisions related to compensation of our executive officers. No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

   Mr. Zimmel is an advisory director of Goldman, Sachs & Co. This firm may from time to time provide us with investment banking services, if required. During 2001, Goldman, Sachs did not provide us with any such services.

   In 2000 certain of our executive officers and employees were granted 810,000 options, in the aggregate, to purchase shares of CentrPort, Inc. ("CentrPort"), a company in which we own a minority stake, pursuant to the CentrPort, Inc. 2000 Stock Incentive Plan. All of these options were fully vested at the time of grant. Pursuant to certain agreements whereby we restructured CentrPort (formerly our majority owned, limited liability corporation) and sold a portion of our ownership in CentrPort to certain third party investors, we designated G.M. O'Connell, our chairman, to be a member of CentrPort's board of directors. In conjunction with these agreements, we also designated CentrPort as a preferred vendor and committed to resell CentrPort's products and services during 2001 and 2002 pursuant to a value added reseller agreement. In regard to these relationships with CentrPort, these executive officers and employees may have conflicts of interest in addressing business opportunities and strategies in circumstances where our and CentrPort's interests differ.

   Mr. Nelson has been a director of ours since October 2001. He is a full-time employee of IPG and is compensated by IPG in connection with his employment with IPG. Mr. Weber has been a director of ours since October 2001. Mr. Weber is a full time employee of IPG and is compensated by IPG in connection with his employment with IPG. IPG's voting control is currently 42.9% of total voting power. These directors may have conflicts of interest in addressing business opportunities and strategies in circumstances where our and IPG's interests differ.

   In the normal course of business, we and IPG (through True North) have, from time to time, entered into various business transactions and agreements. These transactions include (1) a credit agreement whereby IPG guarantees three leases (one lease for office space at our Norwalk, CT headquarters and two leases for office furniture) on our behalf, pursuant to which IPG is reimbursed by us for certain expenses related to the cost of these guarantees (calculated monthly at 0.5% of the remaining balance of each of these three leases); (2) a sublease with Bozell, Jacobs, Kenyon & Eckhardt, Inc., a subsidiary of IPG, for office space in New York City; and (3) a tax matters agreement whereby we and IPG have agreed to provide for certain unitary state tax-sharing arrangements.

   We believe that each of these transactions was made on terms no less favorable than those that we could have obtained from unaffiliated third parties. All future transactions, including loans, between us and our officers, directors, principal stockholders or our affiliates will be approved by a majority of our board of directors, including a majority of our independent and disinterested directors, and will be on terms equivalent to or better than those that we could obtain from unaffiliated third parties.

                                STOCK OWNERSHIP

   The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2002 for:

    . each person or entity who is known by us to beneficially own five percent or more of the outstanding shares of our common stock;

    .  each director;

    .  each executive officer named in the Summary Compensation Table; and

    .  all of our directors and executive officers as a group.

                                Stock Ownership

                                                                   Common Stock
                                                              ----------------------
                                                                 Shares
                                                              Beneficially Percent of
Name                                                           Owned (1)   Ownership
----                                                          ------------ ----------
Interpublic Group of Companies, Inc. (through its affiliates)  11,103,305     42.9%
  1271 Avenue of the Americas
  New York, NY 10020 (2)
Strong Capital Management, Inc...............................   1,935,932      7.5
 100 Heritage Reserve
 Milwaukee, Wisconsin 53201 (3)
Royce & Associates, Inc......................................   1,416,100      5.5
  1414 Avenue of the Americas
  New York, NY 10019 (4)
GEOCapital LLC...............................................   1,411,343      5.5
  767 Fifth Avenue, 45th Floor
  New York, New York 10153-4590 (5)
Douglas Ahlers (6)...........................................   2,049,948      7.9
Robert C. Allen, II (7)......................................     806,178      3.1
Robert H. Beeby (8)(9).......................................      46,000        *
Frank J. Connolly, Jr. (10)..................................      34,188        *
Richard M. Hochhauser (11)...................................      17,500        *
David P. Lynch (12)..........................................     238,009        *
Peter W. Moritz (13).........................................     113,846        *
Bruce S. Nelson (14).........................................  11,103,305     42.9
G. M. O'Connell (15).........................................   2,449,146      9.3
Marc C. Particelli (16)(17)..................................     420,031      1.6
Don Peppers (18).............................................      57,000        *
V. Larry Weber (19)..........................................  11,103,305     42.9
Joseph R. Zimmel (20)........................................      49,000        *
All directors and executive officers as a
  group (14 persons) (21)(22)(23)............................  15,399,270     55.9

* Represents less than one percent (1%).

--------
 (1)Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
 (2)On June 22, 2001, IPG acquired True North in a stock acquisition. IPG filed a statement with the Securities and Exchange Commission on Schedule 13G under the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of greater than 5% of our common stock (11,103,305 shares). According to the statement, IPG has sole dipositive power for 11,103,305 shares. These shares are held of record by IPG's affiliate, True North and its various wholly-owned subsidiaries.

 (3)Strong Capital Management, Inc. and Mr. Richard S. Strong, Chairman of the Board and principal stockholder of Strong Capital Management, Inc. jointly filed a statement with Securities and Exchange Commission on Schedule 13G under the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of greater than 5% of our common stock (1,935,932 shares). According to the statement, Strong Capital Management and Richard
    S. Strong have shared dispositive power for 1,935,932 shares.
 (4)Royce & Associates, Inc. filed a statement with the Securities and Exchange Commission on Schedule 13G under the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of greater than 5% of our common stock (1,416,100 shares). According to the statement, Royce & Associates, Inc. has sole power to dispose or direct the disposition of 1,416,100 shares.
 (5)GEOCapital LLC filed a statement with the Securities Exchange Commission on
    Schedule 13G under the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of greater than 5% of Modern Media common stock (1,411,343 shares). According to the statement, GEOCapital LLC has sole dispositive power for 1,411,343 shares. Subsequent to the filing of the Schedule 13G, we have reason to believe that GEOCapital LLC no longer beneficially owns five percent or more of the outstanding shares of our common stock.
 (6)This information is based on information provided by our transfer agent and registrar, Equiserve Trust Company, NA and information we received from Morgan Stanley & Co., Inc. with whom Mr. Ahlers has certain contractual arrangements.
 (7)Includes 304,000 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
 (8)Includes 2,000 shares of our common stock beneficially owned by Mr. Beeby's wife.
 (9)Includes 44,000 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(10)Includes 33,333 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(11)Includes 17,500 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(12)Includes 234,189 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(13)Includes 111,898 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(14)Represents 11,103,305 shares of our common stock beneficially owned by IPG and its wholly-owned subsidiaries. Mr. Nelson, who is an employee of IPG, disclaims beneficial ownership of such shares.
(15)Includes 404,000 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(16)Includes 368,383 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(17)Includes 700 shares of our common stock beneficially owned by Mr. Particelli's daughter. Mr. Particelli disclaims beneficial ownership of such shares.
(18)Includes 45,000 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(19)Includes 11,103,305 shares of our common stock beneficially owned by IPG and its wholly-owned subsidiaries. Mr. Weber, who is an employee of IPG, disclaims beneficial ownership of such shares.
(20)Represents 49,000 shares of our common stock subject to options, which are exercisable within 60 days of March 15, 2002.
(21)Includes an aggregate of 1,675,868 shares of our common stock subject to options held by our directors and executive officers, which are exercisable within 60 days of March 15, 2002.
(22)Includes 11,103,305 shares of our common stock held by Mr. Nelson and Mr. Weber each of which are an employee of IPG, the beneficial owner of such shares.
(23)The address of each of the individuals listed, with the exception of Mr. Nelson and Mr. Weber is c/o Modem Media, Inc., 230 East Avenue, Norwalk, Connecticut 06855. Mr. Nelson and Mr. Weber's address is c/o Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires reporting by directors and officers and 10% holders of our stock concerning their holdings and transactions in our securities. A review of our records indicates that during 2001, all filing requirements pursuant to Section 16(a) relating to our directors and officers were met, except that the Form 4 for March 2001 filed by Mr. Particelli did not disclose a transaction, which has been subsequently disclosed in his Form 5 for 2001.

                         STOCK PRICE PERFORMANCE GRAPH

   The following graph depicts a comparison of cumulative total stockholder return for our common stock from the initial public offering price of $16 (prior to our March 1, 2000 two-for-one stock split) through December 31, 2001, the Nasdaq Market Index and the Hambrecht & Quist Technology Index for that same time period. The graph assumes $100 was invested for the period from February 5, 1999 (the date of our initial public offering) until December 31, 2001 in our common stock, the Nasdaq Market Index and the Hambrecht & Quist Technology Index.
                                    [CHART]

        Modem Media Inc.        Nasdaq US       H&Q Internet Index
5-Feb-99           100              100                    100
Mar-99             268              104                    122
Jun-99             143              113                    125
Sep-99             231              116                    129
Dec-99             440              172                    250
Mar-00             405              193                    261
Jun-00             155              168                    193
Sep-00              54              154                    186
Dec-00              41              103                     96
Mar-01              44               77                     59
Jun-01              48               91                     75
Sep-01              57               63                     43
Dec-01              42               82                     62

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

  Compensation Committee Objectives and Philosophy

   The compensation committee is comprised of two non-employee members of our board of directors. The committee recommends, establishes and approves changes to our compensation policies and programs in addition to administering our stock option and stock incentive plans. The committee is charged with the responsibility of ensuring that our compensation philosophy and executive compensation arrangements reflect the interests of the company and our stockholders.

   Our executive compensation programs are designed to meet the following objectives:

    . To attract, motivate and retain the management expertise required to achieve our business strategies;

    . To link executive compensation with stockholder value, a shared sense of commitment and the attainment of our strategic business objectives; and

    . To recognize both corporate and individual performance with a competitive total compensation plan using both cash and non-cash awards.

   The compensation committee sets the company's compensation philosophy and oversees compensation levels for executive officers. The compensation philosophy is designed to be competitive within the industry in which we compete and from which we recruit our senior executives. Our executive compensation program is performance-based with a portion of compensation linked to long-term equity growth and company performance.

  Principal Components of Executive Compensation

   The three main components of our executive compensation program are base salary, annual incentive awards and equity participation. In addition, most of our executive officers may elect to purchase our common stock by participating in our Employee Stock Purchase Plan. The compensation committee will periodically review the total compensation package of executive officers to ensure that they are consistent with our compensation philosophy. As part of the review, the compensation committee considers corporate performance, competitive survey results, outside consultants and the recommendations of management.

    . Base Salary: Base salaries of executive officers are reviewed annually and are managed in accordance with our compensation philosophy using measures that include achievement of performance objectives, scope of responsibility and experience, and external salary competitiveness within the industry geographic area and/or area of the executive's functional expertise.

    . Annual Incentive: The compensation committee approves the payment of a bonus to each executive officer following the conclusion of each fiscal year. These incentive bonus payments are generally a percentage target of an executive officer's base salary and may be determined in accordance with the Management Incentive Plan. From time to time, the committee may approve the payment of a portion of annual incentive compensation in the form of equity. For 2001, executive officers' bonuses were based on consolidated company performance, including consolidated revenue targets, consolidated net income targets, consolidated cash flow, and, for some officers, local office revenue and contribution goals or department expense goals. In addition, once the bonus calculations were established, some executive officers were eligible to receive an additional 20% of such amount based on his or her individual contribution. Since some of the goals were not met in 2001, no executive officer received 100% of his or her target bonus. However, due to the company's performance with respect to the consolidated cash flow targets, the cash flow targets for all executive officers were achieved. Some executive officers also achieved their local office or departmental targets.

    . Stock Options: The compensation committee administers our 1996 and 1997 Stock Option Plans as well as our 1999 and 2000 Stock Incentive Plans. Prior to the establishment of the compensation committee in February 1999, the full board of directors granted to key executive officers and other
                                      11
       employees options to purchase shares of our common stock based upon factors such as responsibilities of the officer, tenure, individual contribution and performance. The compensation committee has applied similar criteria in the determination of grants of stock options. The primary objective of issuing stock options is to provide long-term financial rewards directly linked to market performance of our stock, thereby aligning the interests of management and stockholders. It is generally our practice to set stock option exercise prices at 100% of the fair market value on the date of grant. However, as payment for a portion of our executive officers' 2001 bonuses that were otherwise payable in cash, options were granted to such executive officers and other key employees at below fair market value exercise prices.

  Option Regrant Programs

   During 2001, our board of directors noted that a majority of the stock options issued to employees had exercise prices significantly higher than the market price of our stock at that time. The compensation committee and the board believed that the outstanding options with exercise prices above the market price were no longer an effective tool for incentivizing and retaining employees. Accordingly, our board approved two voluntary stock option exchange programs, which were completed in May 2001 and October 2001 ("Stock Exchange Program I and Stock Exchange Program II", respectively). Participating employees in these programs had the opportunity to cancel previously granted options with an exercise price greater than $6.00 per share in exchange for an equal number of new options to be granted at least six months and one day following the date on which the company cancelled the old options.

   Under Stock Exchange Program I, options cancelled in May 2001 were granted on November 30, 2001. The exercise price of these replaced options was the fair market value ($3.94 per share) of the company's common stock as of November 30, 2001. As a result of this program, 2,477,001 options were canceled in May 29, 2001 and 2,250,251 were granted on November 30, 2001. Three of our named executive officers had options that qualified for cancellation. Their names and the number of options they elected to cancel are set forth in the "Ten-Year Option Repricings" table set forth in this proxy (See "Executive Compensation--Ten-Year Option Repricings"). Messrs. Allen, Beeby, Peppers and Zimmel of our board of directors also participated in Stock Exchange Program I (See "Board of Directors--Director Compensation").

   Under Stock Exchange Program II, an equal number of options that were cancelled in October 16, 2001 are expected to be granted on or about April 17, 2002. These replacement options will be granted with an exercise price equal to the fair market value of the company's common stock on that date. No directors or executive officers were eligible to participate in Stock Exchange Program
II. As a result of this program, 75,800 options were cancelled.

  Policy with Respect to the $1 Million Deduction Limit

   Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation exceeding $1 million paid to any of its five named executive officers. Compensation that qualifies as "performance based" is excluded from the $1 million limit. The compensation committee expects that the design and administration of our management incentive plan, stock option and stock incentive programs will qualify under
Section 162(m). The compensation committee does not expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit, however, the compensation committee reserves the right, under appropriate circumstances, to authorize compensation payments which may not be fully tax deductible by the company.

  Compensation of the Chief Executive Officer serving during 2001

   In January 2001 we entered into a three-year employment agreement with Mr. Particelli, providing for a base salary of $500,000. Mr. Particelli was eligible to receive a target merit bonus of fifty percent of his base salary and a merit bonus of not less than $150,000 in the first year. Pursuant to the employment agreement, Mr. Particelli also received 850,000 options to purchase common stock of the company at fair market value as of January 15, 2001. Fifteen percent of the options were vested upon grant and 28.3% of the options will vest on each of December 31, 2001, December 31, 2002 and December 31, 2003 (See "Executive Compensation--Employment Agreements").

   Mr. Particelli's 2001 bonus target was 50% of his base salary based on consolidated company performance including consolidated revenue targets, consolidated net income targets and consolidated cash flow. Based on these consolidated company performance targets, specifically consolidated cash flow, and personal performance, Mr. Particelli received $175,000 as a bonus for 2001, approximately 36% of his base salary for 2001. One-third of Mr. Particelli's 2001 bonus was paid in the form of below fair market value stock options. These options to purchase 25,926 shares were granted on February 26, 2002 at an exercise price of $0.75, which vest on December 31, 2003. The closing price of our common stock as reported by NASDAQ on February 26, 2002 was $3.00.

   Submitted by the compensation committee of the board of directors:

       Don Peppers                         Robert H. Beeby
       Chairman

Summary Compensation Table

   The following table sets forth information concerning the compensation received, for each of the last three years, for services rendered to us by Mr. Particelli who served as our Chief Executive Officer during 2001 and each of our other four most highly-compensated executive officers during the year ended December 31, 2001 whose total compensation in 2001 equaled or exceeded $100,000:

                          Summary Compensation Table

                                                                    Securities
                                                                    Underlying
     Name and Principal Positions         Year  Salary   Bonus      Options(#)          Other
     ----------------------------         ---- -------- --------    ----------         -------
Marc C. Particelli....................... 2001 $481,090 $175,000(1)  850,000                --
  Chief Executive Officer and President   2000       --       --          --                --
                                          1999       --       --          --                --

G.M. O'Connell........................... 2001 $300,000 $ 72,000(2)  100,000(3)             --
  Chairman                                2000 $300,000 $ 90,000     300,000(3)(4)          --
                                          1999 $300,000 $150,000          --                --

Frank J. Connolly, Jr.................... 2001 $237,196 $ 86,083(5)  100,000                --
  Chief Financial Officer                 2000       --       --          --                --
                                          1999       --       --          --                --

David P. Lynch........................... 2001 $250,000 $ 30,000(6)  200,000(7)             --
  Managing Director, North America East   2000 $222,500 $ 75,650      80,000(8)             --
                                          1999 $184,531 $100,000     200,000(7)             --

Peter W. Moritz.......................... 2001 $242,500 $ 89,301(9)   90,000(10)       $29,775(12)
  Managing Director, Global Business      2000 $207,959 $ 50,000      90,000(10)       $ 3,000(13)
  Development                             1999 $163,500 $ 75,000      90,000(10)(11) $   1,500(13)

--------
 (1) One-third of Mr. Particelli's 2001 bonus was paid in the form of stock options under the 1999 Stock Incentive Plan. As a result, options to purchase 25,926 shares were granted on February 26, 2002 at an exercise price of $0.75, which vest on December 31, 2003. The closing price as reported by NASDAQ of our common stock was $3.00 on the date of grant.
 (2) One-third of Mr. O'Connell's 2001 bonus was paid in the form of stock options under the 1999 Stock Incentive Plan. As a result, options to purchase 10,667 shares were granted on February 26, 2002 at an exercise price of $0.75, which vest on December 31, 2003. The closing price as reported by NASDAQ of our common stock was $3.00 on the date of the grant.
 (3) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options previously granted on April 27, 2000 (100,000 options) in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. These options are fully vested.

 (4) Of the 300,000 options granted, 100,000 options were granted pursuant to the 1999 Stock Incentive Plan, and 200,000 options were granted pursuant to the CentrPort, Inc. 2000 Stock Incentive Plan. The CentrPort, Inc. 2000 Stock Incentive Plan authorizes the issuance of options to purchase common stock in CentrPort, Inc., a company in which we currently own a minority interest.
 (5) One-third of Mr. Connolly's 2001 bonus was paid in the form of stock options under the 1999 Stock Incentive Plan. As a result, options to purchase 12,753 shares were granted on February 26, 2002 at an exercise price of $0.75, which vest on December 31, 2003. The closing price as reported by NASDAQ of our common stock was $3.00 on the date of the grant.
 (6) One-third of Mr. Lynch's 2001 bonus was paid in the form of stock options under the 1999 Stock Incentive Plan. As a result, options to purchase 4,444 shares were granted on February 26, 2002 at an exercise price of $0.75, which vest on December 31, 2003. The closing price as reported by NASDAQ of our common stock was $3.00 on the date of grant.
 (7) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options granted on July 28, 1999 (200,000 options), which were cancelled, in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. 133,333 of these options were fully vested as of November 30, 2001 and the remainder will vest on July 28, 2002.
 (8) Of the 80,000 options granted, 30,000 options were granted pursuant to the 1999 Stock Incentive Plan, and 50,000 options were granted pursuant to the CentrPort Stock Incentive Plan. The CentrPort, Inc. 2000 Stock Incentive Plan authorizes the issuance of options to purchase common stock in CentrPort, Inc., a company in which we currently own a minority interest.
 (9) One-third of Mr. Moritz's bonus was paid in the form of stock options under the 1999 Stock Incentive Plan. As a result, options to purchase 13,230 shares were granted on February 26, 2002 at an exercise price of $0.75, which vest on December 31, 2003. The closing price as reported by NASDAQ of our common stock was $3.00 on the date of grant.
(10) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options previously granted on December 6, 1999 (50,000 options), April 13, 2000 (15,000 options) and June 5, 2000
     (25,000 options), which were cancelled, in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. 41,110 of these options were fully vested as of November 30, 2001 and the remainder vest according to the following schedule: 5,000 options will vest on each of April 13, 2002 and April 13, 2003; 11,110 options will vest on each of June 2, 2002 and June 2, 2003; 5,556 options vested on December 31, 2001; and 5,556 options will vest on each of December 31, 2002 and December 31, 2003.
(11) Of the 90,000 options granted, 40,000 options were granted pursuant to the 1999 Stock Incentive Plan, and 50,000 options were granted pursuant to the CentrPort, Inc. 2000 Stock Incentive Plan. The CentrPort, Inc. 2000 Stock Incentive Plan authorizes the issuance of options to purchase common stock in CentrPort, Inc., a company in which we currently own a minority interest.
(12) The officer was on assignment to our San Francisco office and certain expenses relating to this assignment and the cost of relocating back to Connecticut were reimbursed by us.
(13) Recruiting bonuses were paid to the officer for his referral of new employees to us according to our referral hiring program.

Option Grants Table

   The following table sets forth information as to options granted to each of the named executive officers during 2001:

                       Option/SAR Grants in Fiscal 2001

                                    Percent of
                                      Total
                       Number of     Options/                       Potential Realizable Value at
                       Securities      SARs                            Assumed Annual Rate of
                       Underlying   Granted to                         Stock Appreciation for
                        Options/    Employees  Exercise                    Option Term(2)
                          SARs      in Fiscal  Price Per Expiration -----------------------------
Name                    Granted        Year    Share(1)     Date          5%            10%
----                   ----------   ---------- --------- ----------   ----------     ----------
Marc C. Particelli....  850,000(3)     23.0     $3.5625   01/15/11  $1,904,371     $4,826,051
G.M. O'Connell........   93,575(4)      2.5     $3.9400   04/27/10  $  231,864     $  587,590
                          6,425(4)      0.2     $3.9400   04/27/10  $   15,920     $   40,345
Frank J. Connolly, Jr.  100,000(5)      2.7     $3.2812   01/04/11  $  206,353     $  522,939
David P. Lynch........  200,000(6)      5.4     $3.9400   07/28/09  $  495,569     $1,255,869
Peter W. Moritz.......   33,330(7)      0.9     $3.9400   12/06/09  $   82,587     $  209,290
                         16,670(8)      0.5     $3.9400   12/06/09  $   41,306     $  104,677
                         15,000(9)      0.4     $3.9400   04/13/10  $   37,168     $   94,190
                         25,000(10)     0.7     $3.9400   06/05/10  $   61,946     $  156,984

--------
 (1) Options to acquire our common stock were granted at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by the compensation committee of our board of directors.
 (2) These columns show the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.
 (3) Stock options were granted on January 15, 2001 pursuant to our 1997 Stock Incentive Plan and are subject to the following vesting schedule: 15% of the options vested on January 15, 2001 and 28.3% vests on each of December 31 of 2001, 2002 and 2003, such that the options shall be fully vested as of December 31, 2003.
 (4) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options previously granted on April 27, 2000 in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. These options were fully vested as of November 30, 2001.
 (5) The options were granted on January 4, 2001. The options will vest according to the following schedule: one-third of the underlying common stock will vest on the first, second and third anniversaries of the date of grant.
 (6) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options previously granted on July 28, 1999 in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. 133,333 of these options were fully vested as of November 30, 2001 and the remainder will vest on July 28, 2002.
 (7) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options previously granted on December 6, 1999 in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. 11,110 of these options were fully vested as of November 30, 2001 and 11,110 will vest on each of June 2, 2002 and June 2, 2003.

 (8) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options previously granted on December 6, 1999 in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. 5,556 of these options were vested as of December 31, 2001 and 5,557 of these options vest on each of December 31, 2002 and December 31, 2003.
 (9) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options previously granted on April 13, 2000 in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. 5,000 of these options were vested as of November 30, 2001 and 5,000 of these options will vest on each of April 13, 2002 and April 13, 2003.
(10) On May 29, 2001, pursuant to our stock option exchange program, the officer elected to tender his options previously granted on June 5, 2000 in exchange for an equal number of new options, which were granted on November 30, 2001 at the fair market value as of that date. These options were fully vested as of November 30, 2001.

Option Exercises and Year-End Value Table

   The following table sets forth information with respect to option exercises by each of the named executive officers during 2001 as well as unexercised options held by such persons as of December 31, 2001.

 Aggregate Stock Option/SAR Exercises in Fiscal 2001 and Fiscal Year-End Value

                        Shares
                       Acquired            Number of Securities
                          on              Underlying Unexercised   Value of Unexercised In-
                       Exercise  Value      Options/SARs as of     the-Money Options/SARs as
                         (#)    Realized     December 31, 2001      of December 31, 2001(1)
                       -------- -------- ------------------------- -------------------------
Name                                     Exercisable Unexercisable Exercisable Unexercisable
----                                     ----------- ------------- ----------- -------------
Marc Particelli.......    0(2)     --      368,050      481,950           0            0

G.M. O'Connell........    0(2)     --      404,000       57,000           0            0
                          0(3)     --      200,000            0           0           --

Frank J. Connolly, Jr.    0(2)     --            0      100,000           0       $6,880

David P. Lynch........    0(2)     --      234,139      105,667      $8,017            0
                          0(3)     --       50,000            0           0           --

Peter W. Moritz.......    0(2)     --      106,898       67,602           0            0
                          0(3)     --       50,000            0           0           --

--------
(1) Calculated by determining the difference between the exercise price and the deemed fair market value of the securities underlying options. The closing price as reported by NASDAQ of our common stock on December 31, 2001, $3.35, was used as the fair market value of our common stock on December 31, 2001. The market value of CentrPort common stock as of December 31, 2001 was based on a third party valuation of CentrPort, Inc.
(2) Represents options in our common stock.
(3) Represents options in CentrPort, Inc. common stock.

Option Repricing

   The tables below provide information concerning the replacement of stock options pursuant to our stock option exchange program for each of our named executive officers during fiscal 2001. Except for the stock option exchange program, no other cancellation or repricing has occurred during the last ten years for these named executive officers:

                          Ten-Year Option Repricings

                                     Number of   Market Price Exercise
                                     Securities  of Stock At  Price At            Length of Original
                                     Underlying    Time of     Time of    New        Option Term
                                    Options/SARs Repricing or Repricing Exercise  Remaining at Date
                                    Repriced or   Amendment      or      Price     of Repricing or
         Name              Date       Amended        (2)      Amendment   (3)         Amendment
----------------------- ----------- ------------ ------------ --------- -------- ---------------------
Marc C. Paricelli......     --          --           --          --       --              --
President and Chief
Executive Officer

G.M. O'Connell......... 05/29/01(1)   100,000       $3.59      $15.56    $3.94   8 years, 333 days (4)
Chairman

Frank J. Connolly......     --          --           --          --       --              --
Chief Financial Officer

David P. Lynch......... 05/29/01(1)   200,000       $3.59       $9.78    $3.94   8 years, 60 days (5)
Managing Director,
North America East

Peter W. Moritz........ 05/29/01(1)    33,330       $3.59      $29.81    $3.94   8 years, 191 days (6)
Managing Director,                     16,670       $3.59      $29.81    $3.94   8 years, 191 days (6)
Global Business                        15,000       $3.59      $15.50    $3.94   8 years, 319 days (7)
Development                            25,000       $3.59      $17.94    $3.94   9 years, 7 days (8)

--------
(1) Pursuant to our stock option exchange program, the options were cancelled on May 29, 2001. Replacement options were granted on November 30, 2001 ("Grant Date").
(2) The market price was determined as the closing price as reported by NASDAQ on May 29, 2001.
(3) The exercise price of the replacement options is the closing price as reported by NASDAQ on the Grant Date.
(4) The original options were granted on April 27, 2000 and were due to expire on April 27, 2010.
(5) The original options were granted on July 28, 1999 and were due to expire on July 28, 2009.
(6) The original options were granted on December 6, 1999 and were due to expire on December 6, 2009.
(7) The original options were granted on April 13, 2000 and were due to expire on April 13, 2010.
(8) The original options were granted on June 5, 2000 and were due to expire June 5, 2010.

Certain Benefit Plans

   We do not have a pension plan for any of our employees located in the United States, including our executive officers. We do offer in the United States a retirement savings plan established pursuant to Section 401(k) of the Internal Revenue Code. Employees may authorize us to make compensation deferral contributions between 1% and 15% of total pay. We may make a discretionary pre-tax matching contribution determined annually by the compensation committee of the board of directors to the accounts of employees employed by us as of the last day of the contribution period. We provide certain pension benefits to our international employees.

Stock and Stock Option Plans

   The following is a description of our stock-based compensation plans in which any of our executive officers may participate.

  Management Incentive Plan

   In 2001, our stockholders adopted the Management Incentive Plan ("MIP") pursuant to which our senior management may be compensated. The compensation committee administers the MIP. The compensation committee interprets and construes provisions of the MIP, adopts rules for administering the plan and determines grants of equity and cash under the plan. Pursuant to the MIP, the compensation committee in the first 90 days of a performance period will establish the identity of participants in the MIP for that period, goals for these participants and the percentage of these participants' salaries to be based on these goals. The MIP provides for the award of compensation in common stock, of which 800,000 shares were made available, and cash of up to $2.5 million per participant per year. The allocation of an award as between stock and cash is at the discretion of the compensation committee. The compensation committee will determine the amount of award a participant has earned within 90 days of the end of the performance period. As of March 15, 2002 no common stock has been issued under the MIP; 800,000 shares remain available for issuance under this plan.

  1999 Stock Incentive Plan

   In 1999, we adopted the Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan, pursuant to which a total of 3,000,000 shares of common stock have been reserved for issuance in order to attract, retain and provide additional incentive to highly qualified employees, directors and consultants. Under the 1999 Stock Incentive Plan, we may grant stock options (including incentive stock options and nonqualified options), stock appreciation rights, restricted stock, merit awards, performance awards and other stock-based awards to our employees, directors and consultants. The 1999 Stock Incentive Plan is administered by our board of directors or a compensation committee consisting of two or more outside directors. Our board of directors or compensation committee interprets and construes provisions of the 1999 Stock Incentive Plan, adopts rules for administering the plan and determines grants of equity awards under the plan. As of March 15, 2002 only awards in the form of stock options have been granted under the 1999 Stock Incentive Plan. As of March 15, 2002 options to purchase an aggregate of 5,618,985 shares of common stock have been granted under the 1999 Stock Incentive Plan, of which 2,727,085 shares are outstanding. Under the terms of the 1999 Stock Incentive Plan, if within one year following our change of control, a participant's employment is terminated involuntarily by us other than for cause, then each outstanding option held by the participant will vest automatically and become fully exercisable.

  1997 Stock Option Plan

   In 1997, we established the Modem Media . Poppe Tyson, Inc. 1997 Stock Option Plan, pursuant to which a total of 6,080,000 shares of common stock have been reserved for issuance to provide additional incentive to our employees, officers, directors and consultants. Pursuant to the 1997 Stock Option Plan, we may grant stock options (including incentive stock options and nonqualified options) and stock purchase rights to our employees, officers, directors and consultants. Our board of directors or compensation committee interprets and construes provisions of the 1997 Stock Option Plan, adopts rules for administering the plan and determines grants of equity awards under the plan. As of March 15, 2002, options to purchase an aggregate of 8,313,952 shares of common stock had been granted under the 1997 Stock Option Plan, of which 3,788,948 shares are outstanding. In connection with our transfer to True North of the non-strategic digital interactive marketing operations originally contributed by True North to us, IPG (through True North) has agreed to satisfy options to purchase up to an aggregate of 579,032 shares of common stock held under the 1997 Stock Option Plan by employees of IPG. Accordingly, upon exercise of such options, the exercise price will be paid to IPG and IPG will surrender an equivalent number of shares of our common stock to us. As of March 15, 2002, options to purchase 191,083 shares of common stock remain outstanding to be satisfied by IPG. The 1997 Stock Option Plan provides that if we are acquired or merge with another entity or transfer all or substantially all of our assets, then each outstanding option will vest automatically and become fully exercisable unless the successor entity assumes such option or stock purchase right or replaces it with a comparable option or right.

  Modem Media Advertising Limited Partnership 1996 Option Plan

   In 1996, the Modem Media Partnership established the Modem Media Advertising Limited Partnership 1996 Option Plan, pursuant to which units ("Units") representing assignments of beneficial ownership of the Modem Media Partnership were reserved for issuance to provide additional incentives to the Modem Media Partnership's key employees, consultants, officers and directors. The Modem Media Partnership ceased to have its own separate existence prior to our initial public offering in February 1999, and the terms and the conditions of the 1996 Option Plan were assumed by us. Pursuant to the terms of the 1996 Option Plan, Units acquired under the plan were converted into shares of common stock, and options to acquire Units were converted into options to acquire our common stock. The 1996 Option Plan is administered by our board of directors and the compensation committee of the board of directors. As of March 15, 2002, options to purchase an aggregate of 690,492 shares of our common stock had been granted under the 1996 Option Plan, of which 94,400 shares are outstanding.
Upon the date of grant, each option was fully vested. For the ninety-day period following an option holder's termination of employment, we have the right to repurchase all options held by the option holder under the 1996 Option Plan at a price equal to the fair market value of the options as of the date of notice of repurchase. As of March 15, 2002, all available options had been granted under the 1996 Option Plan, and there will be no further grants under this plan.

  Employee Stock Purchase Plan

   Our 1999 Employee Stock Purchase Plan ("ESPP") was adopted by our board of directors in February 1999. A total of 1,900,000 shares of our common stock have been reserved for sale. The ESPP, which is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code, provides for consecutive, overlapping 24-month offering periods. Each offering period contains four six-month purchase periods. Offering periods begin on the first trading day on or after February 15 and August 15 of every year and terminate 24 months later. Employees are eligible to participate if they are employed by us or one of our subsidiaries designated by the board of directors for at least 20 hours per week and for more than five months in any calendar year. The ESPP permits eligible employees to purchase our common stock through payroll deductions, which may not exceed 15% of an employee's compensation, subject to certain limitations.

   Each participant is granted an option to purchase stock on the first day of the six-month purchase period and such option will be automatically exercised on the last date of each purchase period. The purchase price of each share of our common stock under the ESPP is equal to 85% of the lesser of the fair market value per share of our common stock on the start date of that offering period or on the date of the purchase. Employees may modify or end their participation in the offering at any time during the offering period or on the date of purchase, subject to certain limitations. Participation ends automatically on termination of employment with us.

  CentrPort, Inc. 2000 Stock Incentive Plan

   In 2000, some of our employees, including, Messrs. O'Connell, Lynch and Moritz, were granted options to purchase shares of CentrPort, Inc., a company in which we own a minority stake, pursuant to the CentrPort, LLC 2000 Incentive Option Plan, which is now the CentrPort, Inc. 2000 Stock Incentive Plan. All CentrPort options granted to our employees were fully vested at the time of grant. Until CentrPort is a publicly traded company, vested options can be repurchased by CentrPort upon an employee's termination of employment with us.

Employment Agreements

   In January 2001, we entered into a three-year employment agreement with Mr. Particelli, providing for a base salary of $500,000. Mr. Particelli is eligible to receive a target merit bonus of fifty percent of his base salary and for the bonus year 2001 the merit bonus was to be not less than $150,000. Pursuant to the employment agreement Mr. Particelli also received 850,000 options ("Initial Options") to purchase our common stock at fair market value as of January 15, 2001. Fifteen percent of the Initial Options were vested upon grant, with 28.3% of the Initial Options to vest on each of December 31, 2001, December 31, 2002 and December 31, 2003. The Initial Options also will fully vest upon the occurrence of (1) termination of his employment by us without cause or by him for good reason within 18 months of a change of control; (2) after August 15, 2002 termination of his employment by him for good reason or termination by us without cause; or (3) Mr. Particelli's death or disability. If before August 15, 2002, Mr. Particelli's employment is terminated by himself for good reason or by us without cause, 50% of any unvested Initial Options will vest. The company may terminate the agreement upon thirty (30) days written notice. If we terminate the agreement without cause or if Mr. Particelli terminates the agreement for good reason, we will pay Mr. Particelli severance benefits of the lesser of (a) three time his current base salary and any merit bonus that would have been otherwise due or (b) the base salary and bonus that would have been due for the rest of the term of the agreement. We will pay medical/dental benefits for one year. If we do not continue Mr. Particelli's employment after December 31, 2003, we will pay severance to Mr. Particelli of the greater of
(a) severance under our policy or (b) one year of base salary and any accrued bonus. If we continue Mr. Particelli's employment after December 31, 2003, (a) either party may terminate the employment upon thirty (30) days written notice and (b) if such termination is for good reason by Mr. Particelli or without cause by us, then we will pay Mr. Particelli the greater of (i) our policy severance or (ii) one year of base salary and a pro rata portion of any merit bonus earned prior to the date of termination. Options granted to Mr. Particelli in February 2002 will vest upon (1) termination of his employment by him for good reason within 18 months of a change of control or (2) upon termination of his employment by us without cause within 18 months after a change of control. Mr. Particelli also has agreed to certain confidentiality, non-competition and non-solicitation provisions.

   In December 1996, we entered into a five-year employment agreement with Mr. O'Connell which was amended and restated on November 25, 1998, providing for an initial annual base salary of $300,000, subject to increases at the discretion of our board of directors. Mr. O'Connell currently receives a base salary of $300,000. As of December 31, 2001, this employment agreement continues until terminated by either Mr. O'Connell or us upon thirty (30) days written notice. Pursuant to a letter agreement between us and Mr. O'Connell, the vesting of his stock options granted prior to January 2000 will be accelerated by one year upon (1) termination of his employment by him for good reason within 18 months after a change of control or (2) upon termination of his employment by us without cause within 18 months after a change of control. In addition, if the effective date of such termination is six months or less from the next vesting date, an additional prorated number of options will vest. Mr. O'Connell also has agreed to certain confidentiality, non-competition and non-solicitation provisions.

   In January 2001, we entered into an employment agreement with Mr. Connolly, providing for a base salary of $250,000. Pursuant to the employment agreement, Mr. Connolly also received 100,000 options to purchase our common stock at fair market value as of the date of grant, one-third of which will vest on each of the first, second and third anniversaries of the date of grant. This agreement may be terminated by either party upon notice, provided that if Mr. Connolly terminates the agreement for good reason or we terminate the agreement without cause, we will pay Mr. Connolly severance benefits of twelve months of base salary, Cobra benefits for one year or until Mr. Connolly becomes eligible for benefits at another employer and any merit bonus which otherwise would be due within sixty days of the date of his termination. Stock options granted to Mr. Connolly under this agreement and options granted in February 2002 will vest upon (1) termination of his employment by him for good reason within 18 months of a change of control or (2) upon termination of his employment by us without cause within 18 months after a change of control. Mr. Connolly also has agreed to certain confidentiality, non-competition and non-solicitation provisions.

   In February 1996, we entered into an agreement with Mr. Lynch, providing for an initial base salary of $125,000. Mr. Lynch currently receives a base salary of $250,000. We can terminate this agreement upon written notice, provided that if we terminate such executive's employment without cause, the executive is entitled to receive severance benefits equal to one years base salary and continuation of plan benefits and insurance coverage for one year. Pursuant to agreements between us and Mr. Lynch, the vesting of his stock options granted prior to January 2000 will be accelerated by one year upon (1) termination of his employment by him for good reason within 18 months of a change of control or (2) upon termination of his employment by us without cause within 18 months after a change of control. In addition, with respect to options granted prior to January 2000, if the effective date of such termination is six months or less from the next vesting date, an additional prorated number of options will vest. Options granted to Mr. Lynch in 2001 and 2002 will vest upon (1) termination of his employment by him for good reason within 18 months of a change of control or (2) upon termination of his employment by us without cause within 18 months after a change of control. Mr. Lynch also has agreed to certain confidentiality, non-competition and non-solicitation provisions.

   In June 2000, we entered into an agreement with Mr. Moritz, providing that if Mr. Moritz is terminated within 12 months of a change of control, we will pay severance benefits equal to twelve months of his base salary. Mr. Moritz also has agreed to certain confidentiality, non-competition and non-solicitation provisions. The vesting of Mr. Moritz's stock options granted in 2001 provide that if within one year following a change in control, his employment is terminated involuntarily by us for other than cause, such options will vest immediately.

Indebtedness of Management

   None of our directors or executive officers are or were indebted to us or any of our subsidiaries at any time since January 1, 2001.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is currently composed of three non-employee members of our board of directors. Each member is independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

   In October 2000, the committee adopted a revised written charter. The charter charges the committee with the primary responsibilities of providing assistance to the board of directors in its oversight responsibilities by monitoring the corporate financial reporting and internal and external controls regarding finance, accounting, legal compliance and ethics; providing the board of directors with the results of its examinations and recommendations; outlining to the board of directors improvements made or to be made in internal accounting controls; and providing the board of directors with additional materials and information as necessary to make the board aware of significant financial matters requiring the board's attention.

   The committee met five times during the course of 2001. On February 27, 2002, the committee conducted a review of the company's audited financial statements for 2001 and audit findings. On that date, the committee discussed in detail the audited financial statements with members of the company's management. The committee also met without management with the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under auditing, including among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Our independent auditors also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors their independence from the company. When considering Arthur Andersen LLP's independence, the committee considered whether their provision of services to the company beyond those rendered in connection with their audit and review of our consolidated financial statements was compatible with maintaining their independence. The committee also reviewed, among other things, the following amount of fees paid to Arthur Andersen LLP for audit and non-audit services:

   Audit Fees. The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the year 2001 and the reviews of the financial statements included in our Forms 10-Q for 2001 were $362,000.

   Financial Information Systems Design and Implementation Fees. There were no fees billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Arthur Andersen LLP for 2001.

   All Other Fees. The aggregate fees billed for tax, expatriate and other services rendered by Arthur Andersen LLP other than the fees mentioned in the two preceding paragraphs for 2001 were $352,900.

   Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company's annual report on Form 10-K for 2001 for filing with the Securities and Exchange Commission.

   Submitted by the audit committee of our board of directors:

Joseph R. Zimmel   Robert H. Beeby            Richard M. Hochhauser
Chairman

                            ADDITIONAL INFORMATION

   As of the date of this proxy statement, we know of no matters to be presented at the meeting other than the items referred to on the notice of proxy. If any other business is properly brought before the meeting, the holders of the proxies will vote and act with respect to the business in accordance with their best judgement. Discretionary authority to do so is conferred by the enclosed proxy.

P R O X Y

                                MODEM MEDIA, INC.

                                 230 East Avenue
                           Norwalk, Connecticut 06855

          This Proxy is solicited on behalf of the Board of Directors.

     The undersigned appoints Frank Connolly, Jr. and Sloane Levy as proxies, with power of substitution, to vote all shares of Modem Media, Inc. (Modem Media) common stock of the undersigned held as of March 21, 2002, at the Annual Meeting of Shareholders to be held at our corporate headquaters located at 230 East Avenue, Norwalk, CT at 9:30 a.m. on May 2, 2002, and at any adjournment thereof. If no direction is made as to the manner of voting, the proxy will be voted for the nominees listed in Item 1 and in favor of Item 2.

     Should the undersigned be present and elect to vote at the Annual Meeting or any adjournment thereof and after notification the Corporate Secretary of Modem Media, Inc. of the stockholder's decision to terminate this proxy, this proxy shall be deemed terminated. This proxy may also be revoked by written notice to the Corporate Secretary prior to the Annual Meeting.

     Please sign and date this card on the reverse side and return promptly in the envelope provided.


                                                                   SEE REVERSE
                                                                      SIDE
--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

[X] Please mark your
    votes as in this
    example.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Item 1 and FOR Item 2.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   FOR   WITHHELD                                                                                FOR AGAINST ABSTAIN
                                  To elect the nine nominees for director  2. Proposal to ratify the appointment [ ]   [ ]     [ ]
                                  of Modem Media, Inc. listed below.          of Arthur Andersen LLP as
1.  Election of    [ ]     [ ]                                                the Company's independent
    Directors                                                                 auditors for 2002.

                                    NOMINEES FOR DIRECTOR:

For, except vote withheld from the  01. Robert C. Allen, II, 02. Robert H.      3. In their discretion on such other business
following nominee(s):               Beeby, 03. Richard M. Hochhauser,              as may properly come before the meeting
                                    04. Bruce S. Nelson, 05. Gerald M.             or any adjournments thereof.
                                    O'Connell, 06. Marc C. Particelli,
                                    07. Don Peppers, 08. V. Larry Weber and
                                    09. Joseph Zimmel.




Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.


--------------------------------------------------------------------------------

                                                                            2002
--------------------------------------------------------------------------------
     SIGNATURE(S)                                 DATE




--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o






                DIRECTIONS TO THE ANNUAL MEETING OF SHAREHOLDERS

LOCATION: 230 East Avenue
          Norwalk, CT 06855
          (203) 299-7000

FROM I-95
---------
Get off at Exit 16
If traveling southbound, make a left off the exit ramp onto East Avenue.
If traveling northbound, make a right off the exit ramp onto East Avenue. Continue straight for about 1/2 mile. You will see a train track underpass. Make the next right after the underpass into the parking lot.
Continue into the parking lot and bear to the right (the train station will be on your right).
Go towards the back of the lot and park in the "Visitor's Section" just to the left of the building.

MERRITT PARKWAY (Route 15):
---------------------------
Take Exit 41
If traveling southbound, turn right off exit ramp; if traveling northbound, turn left.
You will be on Route 33 (this road turns into Route 136, then Saugatuck Avenue). Continue straight (through the Route 1 intersection and under Route 95) until the road ends at a light.
Continue straight through the light into the parking lot and bear to the right (the train station will be on your right).
Go towards the back of the lot and park in the "Visitor's Section" just to the left of the building.

METRO NORTH TRAIN: (Short Walking Distance):
--------------------------------------------
Take the Metro North Railroad "New Haven Line".
Get off at the "East Norwalk" train station.
The Modem Media office building is located on the south side of the railroad tracks.
If arriving from points south (New York), simply walk across the parking lot and to the office.
If arriving from points north (New Haven), you must walk next to the road, under the tracks, and then to your right is the office.